Cannae Reports Fourth Quarter 2017 Results With $1.06 Billion Book Value of Portfolio Company Investments, or $14.95 Per Share
Las Vegas, NV -- (March 14, 2018) -- Cannae Holdings, Inc. (NYSE:CNNE) today reported operating results for the three and twelve-month periods ended December 31, 2017.

Fourth Quarter and Full Year 2017 Highlights

•	Total book value of portfolio company investments grew 18.6% to $1.06 billion at year end 2017 as compared to total book value at year end 2016 of $894 million

•	Book value per share grew 18.6% to $14.95 at year end 2017 as compared to book value per share at year end 2016 of $12.61

•	Sold One Digital on June 2, 2017 for $560 million, representing a 4.6x cash on cash multiple and a 41% IRR

•	Completed the split-off from Fidelity National Financial on November 20, 2017

•	Ended 2017 with $215 million in holding company cash

Restaurant Group

•	$298.6 million in total revenue and a pretax loss of $11.5 million for the fourth quarter, versus $299.2 million in total revenue and a pretax loss of $0.8 million in the fourth quarter of 2016

•	EBITDA of $1.0 million and an EBITDA margin of 0.3% for the fourth quarter, versus EBITDA of $12.1 million and an EBITDA margin of 4.0% in the fourth quarter of 2016

•	Same store sales increased 0.4% in the fourth quarter, as Ninety Nine same stores sales increased by 1.2%, O'Charley's declined by 0.5%, Village Inn improved by 0.7% and Bakers Square expanded by 1.9%

Ceridian HCM

•
Fourth quarter total revenue of $203.4 million, a 7.4% increase over the fourth quarter of 2016, and a pretax loss of $5.3 million, versus $189.3 million in total revenue and a pretax loss of $10.9 million in the fourth quarter of 2016

•
EBITDA of $31.3 million, a $6.1 million increase over the fourth quarter of 2016, and an EBITDA margin of 15.4%, versus EBITDA of $25.2 million and an EBITDA margin of 13.3% in the fourth quarter of 2016

•	Cloud-based revenues grew 30% to $116.3 million in the fourth quarter on a constant currency basis as 146 Dayforce customers went live on the platform during the quarter

•	Over 3,000 Dayforce customers are live on the platform, up from approximately 2,330 at the end of the fourth quarter of 2016

T-System

•	$12.9 million in total revenue and a pretax loss of $0.9 million for the fourth quarter of 2017

•	EBITDA of $2.2 million and an EBITDA margin of 17.1% for the fourth quarter of 2017

Monetization and Investment Initiatives

•
In October, completed the acquisition of T-System Holdings, a provider of clinical documentation and coding solutions to hospital-based and free-standing emergency departments and urgent care facilities, for approximately $200 million in cash

•	In January, Ceridian confidentially submitted a draft registration statement on form S-1 to the U.S. Securities and Exchange Commission relating to their proposed initial public offering

“I am pleased with our results this quarter and the progress that we achieved positioning the Company for future growth and value creation,” commented Chairman William P. Foley, II. “The closing of T-System Holdings on October 17 was an important milestone for Cannae given the large market opportunity that we see in the Healthcare IT and Services sector. T-System operates in the medical documentation and coding market which is expected to see significant growth over the next several years. In addition to the robust market growth, we also see an opportunity to build the company through acquisitions given the significant fragmentation that exists in the company’s primary end markets. Importantly, our acquisition pipeline has grown quickly since our closing; and, we are currently reviewing many attractive candidates that would enhance T-System’s capabilities as well as their addressable market opportunity.

“Additionally, we completed the split-off from Fidelity National Financial on November 17th and began trading on the New York Stock Exchange under the symbol ‘CNNE’ on November 20th. Cannae Holdings is now a legally separate, stand-alone public company. This is an important step in our Company’s growth as it will provide the necessary flexibility for our team to pursue investments in new sectors which we believe will provide long term growth and shareholder value like the aforementioned acquisition of T-System.

“Turning to our restaurant group which continues to experience a challenging market backdrop, we delivered positive same store sales in the fourth quarter of 2017. Importantly, we are working with American Blue Ribbon’s management team to drive operational improvements designed to deliver sales growth and margin expansion over the balance of 2018 as we reduce the company’s expense structure, improve store productivity and enhance our customers’ satisfaction levels with their dining experience. We also announced in the beginning of February, that J. Alexander’s did not receive the required votes to support the planned merger of J. Alexander’s and 99 Restaurants. Though we are disappointed with the outcome of the vote, we cannot emphasize enough how pleased we are to keep 99 Restaurants in our portfolio, as it is a strong brand that generates substantial free cash flows.”

Mr. Foley concluded, “We also announced in January that Ceridian confidentially submitted a draft registration statement for an Initial Public Offering. The number of shares of common stock that will be offered and the price range for the proposed offering have not yet been determined. The initial public offering is expected to commence after the SEC completes its review process, subject to market and other conditions.”

Conference Call
As previously announced, Cannae will host a conference call tomorrow, March 15, 2018, to discuss its fourth quarter and full year 2017 results at 11:00 a.m. (Eastern Time). The conference call can be accessed by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international) and asking for the Cannae Holdings Fourth Quarter and Full Year 2017 Earnings Call. A telephonic replay will be available approximately three hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers 1-412-317-6671 and providing the access code 13677018. The telephonic replay will be available until 11:59 pm (Eastern Time) on March 22, 2018.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at http://investor.cannaeholdings.com/. The online replay will remain available for a limited time beginning immediately following the call.

About Cannae Holdings, Inc.
Cannae holds majority and minority equity investment stakes in a number of entities, including Ceridian Holdings, LLC, American Blue Ribbon Holdings, LLC and T-System Holding LLC.  More information about Cannae can be found at www.cannaeholdings.com.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include earnings before interest, taxes and depreciation and amortization (EBITDA), and earnings before interest, taxes and depreciation and amortization as a percent of revenue (EBITDA margin).

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, Cannae's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries.

This press release should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-Q,10-K and other filings with the Securities and Exchange Commission.

SOURCE: Cannae Holdings, Inc.
CONTACT: Jamie Lillis, Managing Director, Solebury Trout, 203-428-3223, jlillis@soleburyir.com

 CANNAE HOLDINGS, INC.
FOURTH QUARTER SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	T-System	Corporate and Other
Three Months Ended
December 31, 2017
Restaurant revenue	$298.6	$298.6	$—	$—
Other operating revenue	18.8	—	12.9	5.9
Total operating revenue	317.4	298.6	12.9	5.9

Cost of restaurant revenue	263.3	263.3	—	—
Personnel costs	24.0	13.7	7.6	2.7
Depreciation and amortization	14.4	10.7	3.1	0.6
Other operating expenses	31.6	20.6	3.1	7.9
Total operating expenses	333.3	308.3	13.8	11.2

Operating loss	$(15.9)	$(9.7)	$(0.9)	$(5.3)

Interest and investment income	$1.4	$—	$—	$1.4
Interest expense	(1.8)	(1.8)	—	—
Total other (expense) income	(0.4)	(1.8)	—	1.4

Loss before tax	$(16.3)	$(11.5)	$(0.9)	$(3.9)

Income tax expense (benefit)	$11.2	$0.7	$(2.4)	$12.9
Earnings from equity investees	17.3	—	—	17.3
Non-controlling interests	(5.5)	(5.5)	—	—

Net (loss) earnings attributable to Cannae common shareholders	$(4.7)	$(6.7)	$1.5	$0.5

EPS attributable to Cannae common shareholders - basic	$(0.07)
EPS attributable to Cannae common shareholders - diluted	$(0.07)

Cannae weighted average shares - basic	70.6
Cannae weighted average shares - diluted	70.6

Loss before tax	$(16.3)	$(11.5)	$(0.9)	$(3.9)

Interest expense	$(1.8)	$(1.8)	$—	$—
Depreciation and amortization	14.4	10.7	3.1	0.6

EBITDA	$(0.1)	$1.0	$2.2	$(3.3)
EBITDA margin	—%	0.3%	17.1%	—%

CANNAE HOLDINGS, INC.
FOURTH QUARTER SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	Corporate and Other
Three Months Ended
December 31, 2016
Restaurant revenue	$299.2	$299.2	$—
Other operating revenue	3.8	—	3.8
Total operating revenue	303.0	299.2	3.8

Cost of restaurant revenue	257.6	257.6	—
Personnel costs	16.5	13.1	3.4
Depreciation and amortization	12.5	11.7	0.8
Other operating expenses	19.8	16.5	3.3
Total operating expenses	306.4	298.9	7.5

Operating (loss) income	$(3.4)	$0.3	$(3.7)

Interest and investment income	$1.0	$—	$1.0
Interest expense	(1.3)	(1.2)	(0.1)
Realized gains and losses	(3.2)	0.1	(3.3)
Total other expense	(3.5)	(1.1)	(2.4)

Loss before tax	$(6.9)	$(0.8)	$(6.1)

Income tax (benefit) expense	$(13.4)	$0.4	$(13.8)
Loss from equity investees	(11.6)	—	(11.6)
Non-controlling interests	(0.5)	(0.5)	—

Net loss attributable to Cannae common shareholders	$(4.6)	$(0.7)	$(3.9)

EPS attributable to Cannae common shareholders - basic	$(0.07)
EPS attributable to Cannae common shareholders - diluted	$(0.07)

Cannae weighted average shares - basic	70.6
Cannae weighted average shares - diluted	70.6

Loss before tax	$(6.9)	$(0.8)	$(6.1)

Interest expense	$(1.3)	$(1.2)	$(0.1)
Depreciation and amortization	12.5	11.7	0.8

EBITDA	$6.9	$12.1	$(5.2)
EBITDA margin	2.3%	4.0%	—%

CANNAE HOLDINGS, INC.
YTD SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	T-System	Corporate and Other
Twelve Months Ended
December 31, 2017
Restaurant revenue	$1,129.0	$1,129.0	$—	$—
Other operating revenue	40.5	—	12.9	27.6
Total operating revenue	1,169.5	1,129.0	12.9	27.6

Cost of restaurant revenue	991.0	991.0	—	—
Personnel costs	103.2	52.8	7.6	42.8
Depreciation and amortization	49.3	43.6	3.1	2.6
Other operating expenses	104.4	71.1	3.1	30.2
Total operating expenses	1,247.9	1,158.5	13.8	75.6

Operating loss	$(78.4)	$(29.5)	$(0.9)	$(48.0)

Interest and investment income	$5.3	$—	$—	$5.3
Interest expense	(7.0)	(6.6)	—	(0.4)
Realized gains and losses	4.9	—	—	4.9
Total other income (expense)	3.2	(6.6)	—	9.8

Loss before tax	$(75.2)	$(36.1)	$(0.9)	$(38.2)

Income tax (benefit) expense	$(16.6)	$0.7	$(2.4)	$(14.9)
Earnings from equity investees	3.4	0.1	—	3.3
Earnings from discontinued operations, net of tax	147.7	—	—	147.7
Non-controlling interests	(16.3)	(16.5)	—	0.2

Net earnings (loss) attributable to Cannae common shareholders	$108.8	$(20.2)	$1.5	$127.5

EPS attributable to Cannae common shareholders - basic	$1.54
EPS attributable to Cannae common shareholders - diluted	$1.54

Cannae weighted average shares - basic	70.6
Cannae weighted average shares - diluted	70.6

Loss before tax	$(75.2)	$(36.1)	$(0.9)	$(38.2)

Interest expense	$(7.0)	$(6.6)	$—	$(0.4)
Depreciation and amortization	49.3	43.6	3.1	2.6

EBITDA	$(18.9)	$14.1	$2.2	$(35.2)
EBITDA margin	—%	1.2%	17.1%	—%

CANNAE HOLDINGS, INC.
YTD SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	Corporate and Other
Twelve Months Ended
December 31, 2016
Restaurant revenue	$1,157.6	$1,157.6	$—
Other operating revenue	20.8	—	20.8
Total operating revenue	1,178.4	1,157.6	20.8

Cost of restaurant revenue	984.1	984.1	—
Personnel costs	68.3	52.9	15.4
Depreciation and amortization	44.7	42.4	2.3
Other operating expenses	83.5	70.2	13.3
Total operating expenses	1,180.6	1,149.6	31.0

Operating (loss) income	$(2.2)	$8.0	$(10.2)

Interest and investment income	$3.3	$—	$3.3
Interest expense	(5.2)	(4.7)	(0.5)
Realized gains and losses	9.3	(2.5)	11.8
Total other income (expense)	7.4	(7.2)	14.6

Income before tax	$5.2	$0.8	$4.4

Income tax (benefit) expense	$(10.4)	$0.4	$(10.8)
Loss from equity investees	(29.5)	—	(29.5)
Earnings from discontinued operations, net of tax	2.0	—	2.0
Non-controlling interests	0.5	0.2	0.3

Net (loss) earnings attributable to Cannae common shareholders	$(12.4)	$0.2	$(12.6)

EPS attributable to Cannae common shareholders - basic	$(0.18)
EPS attributable to Cannae common shareholders - diluted	$(0.18)

Cannae weighted average shares - basic	70.6
Cannae weighted average shares - diluted	70.6

Income before tax	$5.2	$0.8	$4.4

Interest expense	$(5.2)	$(4.7)	$(0.5)
Depreciation and amortization	44.7	42.4	2.3

EBITDA	$55.1	$47.9	$7.2
EBITDA margin	4.7%	4.1%	34.6%

CANNAE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEET AND BOOK VALUE SUMMARY
(In millions)

	2017	2016
in millions	(Unaudited)	(Unaudited)
Current assets:
Cash and cash equivalents	$245.6	$141.7
Equity securities	17.7	51.8
Other current assets	86.9	57.3
Current assets of discontinued operations	—	21.8

Total current assets	$350.2	$272.6

Ceridian equity investment	$383.9	$364.3
Other equity method investments	41.0	36.7
Property and equipment, net	218.8	235.0
Software & intangible assets	214.5	111.8
Goodwill	202.7	103.1
Other non-current assets	76.1	107.9
Noncurrent assets of discontinued operations	—	241.9
Total assets	$1,487.2	$1,473.3

Current liabilities:
A/P & other current liabilities	$127.6	$116.2
Notes payable, current	122.2	11.4
Current liabilities of discontinued operations	—	31.9

Total current liabilities	$249.8	$159.5

Notes payable, non-current	$12.7	$93.3
Other non-current liabilities	71.6	60.6
Noncurrent liabilities of discontinued operations	—	150.1
Total liabilities	$334.1	$463.5

Additional paid in capital	$1,130.2	$—
Parent investment in FNFV	—	961.6
Retained earnings	0.2	—
Accumulated other comprehensive loss	(71.0)	(68.1)
Non-controlling interests	93.7	116.3
Cannae shareholder's equity	$1,153.1	$1,009.8

Total liabilities and equity	$1,487.2	$1,473.3

Adjusted Book Value Summary	December 31, 2017	December 31, 2016
	(Unaudited)	(Unaudited)
Ceridian/Fleetcor	$398.5	$396.1
American Blue Ribbon Holdings	109.9	129.0
One Digital	—	75.1
T-System	204.6	—
Del Frisco's Restaurant Group	17.7	48.9
Holding Company Cash	215.4	129.3
Other	113.3	115.1
Cannae Book Value	$1,059.4	$893.5
Outstanding Cannae shares	70.9	70.9
Cannae Book Value per Share	$14.95	$12.61